Exhibit 16

Sanville & Company

Certified Public Accountants

1514 Old York Road

Abington, PA 19001

Tel: (215) 675-6000

June 17, 2003

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549-1103

Commissioners:

We have read the statements made by M.H. MEYERSON & CO., INC. (the “Company”), (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company’s Form 8-K report dated June 17, 2003. We agree with the statements concerning our Firm in such Form 8-K.

/s/    Sanville & Company

Sanville & Company

Abington, PA 19001

June 13, 2003